UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/20/2005

CECO ENVIRONMENTAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-7099

DE	13-2566064
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of Principal Executive Offices, Including Zip Code)

(416) 593-6543
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 20, 2005, Kirk and Blum Manufacturing Co., ("K&B"), an indirectly wholly owned subsidiary of CECO Environmental Corp. ("CECO"), entered into an agreement with Trademark Property Company ("Trademark") for the sale of the Cincinnati manufacturing and corporate office facilities.

The purchase agreement calls for 10.7 acres of real estate and improvements to be divided into two parcels, with the first parcel scheduled to close on or before July 15, 2005, for a purchase price of $6.9 million and the second parcel scheduled to close on or before April 1, 2006, for a purchase price of $1.1 million. Trademark has the option to extend each closing up to three times for thirty days each, with the payment of a non-refundable extension fee.

K&B will have the right to occupy both parcels with no rent obligations for a period of up to ten months following the closing on the first parcel, however, K&B will be responsible for real estate taxes, insurance costs, utility costs and other operational costs during such occupancy. CECO and K&B are searching for a suitable replacement property that may qualify the transactions for treatment as a tax free real estate exchange.

The closing of the acquisition is subject to various customary closing conditions. Additionally, closing is subject to certain special conditions such as the negotiation of a definitive agreement setting forth K&B's post-closing possessory rights. Trademark also has the right to terminate the Agreement for any reason prior to July 15, 2006. The press release announcing the entering into the agreement is attached as an exhibit.

This report contains statements about the future, sometimes referred to as "forward--looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose,""plan," "intend" and similar words and expressions. Forward--looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward--looking statements are subject to risks and uncertainties outside CECO's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see CECO's other SEC reports.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: June 21, 2005.	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release